UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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SCHEDULE 14A INFORMATION

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Bath & Body Works, Inc.

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C/O TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903 Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report on Form 10-K Important Notice Regarding the Availability of Proxy Materials for the Shareholders Bath & Body Works, Inc. Meeting To Be Held On June 5, 2025 For Annual Meeting of Shareholders Shareholders of Record as of April 8, 2025 Thursday, June 5, 2025 8:30 AM, Eastern Time To request paper materials or an email copy, use one of the following methods. Annual Meeting to be held virtually via live audio webcast—please visit www.proxydocs.com/BBWI for more details. You must register at www.proxydocs.com/BBWI to attend the meeting online and/or participate. You will receive a link to the meeting after you register.Internet: For a convenient way to view proxy materials, VOTE, and obtainwww.investorelections.com/BBWI instructions to virtually attend the meeting and vote go to www.proxydocs.com/BBWI which has the Combined Annual Report and Proxy Statement. Call: To vote your proxy while visiting this site, you will need the 12 digit1-866-648-8133 control number in the box below. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information Email: contained in the proxy materials before voting.paper@investorelections.com * If requesting material by e-mail, please send a blank e-mail with the Under United States Securities and Exchange Commission rules, proxy materials do not have 12 digit control number (located below) in the subject line. No other to be delivered in paper. Proxy materials can be distributed by making them available on the requests, instructions OR other inquiries should be included with your e-mail requesting material. Internet. If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in timeYour control number for this year’s meeting, you must make this request on or before May 26, 2025. Have the 12 digit control number located in the box above available when you access the website and follow the instructions. SEE REVERSE FOR FULL AGENDA Copyright 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Bath & Body Works, Inc. Annual Meeting of Shareholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 PROPOSAL 1. Elect the ten nominees proposed by the Board of Directors as directors. 1.01 Sarah Nash 1.02 Alessandro Bogliolo 1.03 Gina Boswell 1.04 Lucy Brady 1.05 Francis Hondal 1.06 Danielle Lee 1.07 Juan Rajlin 1.08 Stephen Steinour 1.09 J.K. Symancyk 1.10 Steven Voskuil 2. Ratification of the appointment of our independent registered public accounting firm. 3. Advisory vote to approve named executive officer compensation. NOTE: Transact such other business as may properly come before the meeting